EXHIBIT 5.1


       [Letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]


June 14, 2004

TNX Television Holdings, Inc.
1811 Chestnut Street, Suite 120
Philadelphia, Pennsylvania  19103


Ladies and gentlemen:

         We have acted as counsel for TNX Television Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on May 28, 2004 under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of the following shares of the Company's $.001 par value common stock (the "Common Stock"):

1. 7,466,664 shares of Common Stock issuable to certain selling stockholders named in the Registration Statement ("Selling Stockholders") upon the conversion of outstanding 5% Series A convertible preferred stock (the "Preferred Stock") issued in the Company's private placement completed on April 28, 2004;

2. 3,733,337 shares of Common Stock issuable to certain Selling Stockholders upon the exercise of outstanding warrants having an exercise price of $1.75 per issued in connection with the transaction described in paragraph 1 above;

3. 373,331 shares of Common Stock issuable to certain Selling Stockholders upon the exercise of outstanding warrants having an exercise price of $1.75 per share, which represent the securities underlying the warrants issued to the placement agents as part of their compensation in connection with the transaction described in paragraph 1 above;

4. 373,375 shares of Common Stock issuable to certain Selling Stockholders in respect of a possible payment of a five percent dividend on the Preferred Stock for four fiscal quarters; and

5. 3,000,000 additional shares of Common Stock held by certain Selling Stockholders.

         As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

1. Up to 7,466,664 shares of Common Stock issuable upon conversion of the Preferred Stock described in paragraph 1 above, if and when paid for and issued upon conversion of such Preferred Stock in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

2. Up to 4,106,668 shares of Common Stock issuable upon exercise of the warrants described in paragraphs 2 and 3 above, if and when paid for and issued upon exercise of such warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

3. Up to 373,375 shares of Common Stock issuable in respect of a possible payment of a five percent dividend on the Preferred Stock described in paragraph 4 above, if and when paid by the Company in accordance with the terms of the Preferred Stock, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

4.    The   3,000,000   shares  of  Common  Stock  issued  to  certain   Selling
      Stockholders described in paragraph 5 above were duly authorized and validly issued by the Company, and are fully paid and non-assessable.

         We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                             Very truly yours,

                             MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.